Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8  for American States Water Company of our report dated February 24, 2016 relating to the financial statements which appears in Golden State Water Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
August 10, 2016